Exhibit 99.1

CHANNELL ANNOUNCES PRELIMINARY 2006 SECOND QUARTER RESULTS

Temecula, Calif., August 15, 2006 — Channell Commercial Corporation. (Nasdaq: CHNL), a designer and manufacturer of telecommunications equipment supplied to operators of communications networks worldwide and water storage tanks distributed in markets throughout Australia, today announced preliminary financial results for the three months ended June 30, 2006. As further detailed below, all results reported herein, are preliminary and approximate and are subject to the completion of work required for the Company to file its quarterly report on Form 10-Q.

Financial Summary:

•                  Non-GAAP pro forma EPS of $0.11 exceeded guidance range of $0.08-$0.10; GAAP basic and diluted EPS of $(0.25) was negatively impacted by the net of several non-cash after-tax special items totaling $3.4 million or $0.36 a basic and diluted share.

•                  Core telecom results driven by robust demand from Verizon, Comcast and Telstra.

•                  Company reaffirms full year 2006 revenue and non-GAAP EPS guidance.

Preliminary Second Quarter Results

Channell Commercial Corporation (the “Company”) reported second quarter 2006 net sales of $29.1 million, within the Company’s prior guidance range of $28-$30 million.  This represents a 10% decrease compared to net sales of $32.4 million for the second quarter of 2005.  On a sequential basis, net sales increased 18.6% compared to first quarter 2006 net sales of $24.5 million.  The Company also reported a GAAP net loss of $2.4 million for the second quarter 2006, or ($0.25) per basic and diluted share, as compared to net income of $1.3 million, or $0.13 per diluted share, for the second quarter of 2005.  Included in the second quarter 2006 net income is a non-cash goodwill impairment charge of approximately $4.8 million associated with the Company’s majority-owned Bushman Tanks subsidiary, stock compensation expense of $105,000, (accounted for under SFAS 123R), and intangible amortization of $43,000, partially offset by the net benefit of $344,000 primarily from the utilization of excess and obsolete inventory that was fully reserved.  These items, which equate to ($0.36) on a diluted per share basis, are included in results reported under generally accepted accounting principles (GAAP), but are typically excluded from the analyst estimates comprising the First Call consensus number.  Channell Commercial is breaking out these numbers to improve comparability of the reported GAAP results and the non-GAAP First Call number.  Excluding these items, non-GAAP pro forma earnings were $1 million, or $0.11 per share, which compares favorably to the Company’s second quarter non-GAAP pro forma guidance range of $0.08-$0.10 per diluted share.  A reconciliation of the adjustments made to GAAP earnings per basic and diluted share to compute non-GAAP pro forma earnings per diluted share is contained in the financial tables of this press release.

Gross profit for second quarter 2006 was $9.5 million, or 32.6% of net sales, as compared to $10.7 million, or 33.2% of net sales, for the same period last year.  Excluding the positive impact primarily from the utilization of excess and obsolete inventory that was fully reserved, gross margin was 31.4% of sales.  The year-over-year gross profit percentage decline was due primarily to higher raw material costs and lower fixed-cost absorption due to lower net sales.  On a sequential basis, gross profit margin improved 300 basis points from 28.4% in the first quarter of fiscal 2006.  The sequential improvement in gross profit margin was driven by improved overhead absorption due to higher net sales and a more favorable product mix, partially offset by continued raw materials cost increases.

Total operating expenses for second quarter 2006 on a GAAP basis were $13.2 million, or 45.3% of net sales.  Excluding the non-cash goodwill impairment charge, intangible amortization, and stock based compensation expense, operating expenses were $8.3 million, or 28.6% of net sales, compared to $8.6 million, or 26.5% of net sales, for second quarter of 2005.  The year-over-year decline in operating expenses is a result of lower net sales level.

William H. Channell, Jr., Chief Executive Officer of the Company commented, “In general, our operating results in the United States were better than expected, driven by strengthening demand from our core telecom customers.  This enabled the Company to overcome the challenges at our Bushman Tanks business, namely rising raw materials prices and inordinately high freight costs that negatively impacted our bottom line to a greater degree during the quarter than initially anticipated.  While we are disappointed with the slower-than-anticipated turnaround of Bushman Tanks, we believe the operations have stabilized and the business should be at or near break-even going forward.”

Preliminary Liquidity

At June 30, 2006, the Company had total cash and cash equivalents of $3.2 million, with $9.9 million in total outstanding debt and capital lease obligations.  Compared to the prior quarter, total cash and cash equivalents were higher by $0.9 million, with total outstanding debt and capital lease obligations higher by $2.4 million.  Net cash generated from operating activities was $0.6 million for the second quarter of 2006 versus cash used from operating activities of $1.7 million.

Days sales outstanding increased slightly to 40 days during the second quarter from 39 days in the comparable period last year.  Days inventory was 57 days, down slightly from 58 days inventory for the second quarter of 2005.  Days payables were 56 days at June 30, 2006, up from 47 days at June 30, 2005, but down from 59 days in the prior quarter.

Capital expenditures were $0.6 million in second quarter 2006 compared to $1.6 million in the same period last year.  Capital expenditures were higher last year in support of sales for telecom fiber-to-the-premises projects and other product expansion initiatives.

Goodwill Impairment Charge and 10-Q Filing Status

In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, the company was required to perform its annual goodwill impairment test related to its Bushmans Tanks majority owned subsidiary as of June 30, 2006.  As a result of this required annual review, the Company, estimated on a preliminary basis, a non-cash goodwill impairment charge of approximately $4.8 million.  The amount of goodwill impairment was derived by estimating the fair market value of the Bushmans Tanks business, based on historical performance, discounted future cash flow projections, and comparative market analysis, and then estimating the fair value of tangible and intangible assets and liabilities of the reporting unit in order to determine the implied fair value of goodwill.  Given that the process of the entire goodwill evaluation of the Bushman Tanks majority owned subsidiary is still subject to finalization of the valuation, the company expects to file a Form 12b-25 with the United States Security and Exchange Commission with notice of late filing of the report on Form 10-Q for the period ended June 30, 2006.

Business Outlook

For the third quarter of 2006, the Company expects consolidated net sales of $27 to $29 million and consolidated GAAP earnings per diluted share of $0.06 to $0.09.  Excluding the impact of SFAS 123R and intangible amortization, third quarter non-GAAP pro forma earnings per diluted share is expected to range from $0.07 to $0.10.  For the full-year 2006, the Company is reaffirming its full year revenue guidance of $105-$110 million and non-GAAP pro forma earnings per diluted share of $0.06 to $0.11.  A reconciliation of the adjustments made to GAAP earnings per share to compute non-GAAP pro forma earnings per share is contained in the financial tables of this press release.   A summary of the Company’s consolidated guidance is provided below:

Metric	Third Quarter	Full-Year 2006
Channell Consolidated
Net Sales	$27-$29M	$105-$110M
GAAP EPS	$0.06-$0.09	($0.33-$0.28)
Non-GAAP EPS	$0.07-$0.10	$0.06-$0.11
Capital Expenditures	~$0.6M	~$3M

Conference Call and Webcast

A conference call with simultaneous webcast to discuss first quarter 2006 financial results and the Company’s business outlook will be held today at 11:00 a.m. Eastern / 8:00 a.m. Pacific.  Interested participants and investors may access the teleconference call by dialing 800-240-6709 (domestic) or 303-262-2050 (international).  There will also be a live webcast of the call available on the Investors section of the Company’s web site at www.channellcomm.com.  Webcast participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

The Company’s CEO William H. Channell, Jr., CFO Jerry Collazo, and Treasurer Michael Perica will be present to discuss the Company’s financial results, business highlights and outlook.  After the live webcast, a replay will remain available in the Investor Relations section of the Company’s web site.  A replay of the teleconference will be available at 800-405-2236 (domestic) or 303-590-3000 (international) through August 22, 2006; the conference ID is 11068583.

About Channell

The Company’s is a designer and manufacturer of telecommunications equipment supplied to communications network operators worldwide and water storage tanks distributed in markets throughout Australia.  Major product lines include a complete line of thermoplastic and metal fabricated enclosures, advanced copper termination and connectorization products, fiber-optic cable management systems and polyethylene water storage tanks.  The Company’s headquarters and U.S. manufacturing facilities are in Temecula, California.  International operations include facilities in Toronto (Canada), London (U.K.) and various locations throughout Australia.  The Company’s website is www.channellcomm.com.

Forward-Looking Statements

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the securities laws.  Examples of forward looking statements would include statements about the expected future revenues, expenses and other financial results and any other statements that are not historical facts.  These statements are based on management’s current expectation and are subject to a number of uncertainties and risks.  Actual results may differ materially.  Important factors that could cause actual results to differ materially from the Company’s estimates or projections contained in the forward-looking statements include, but are not limited to: (1) obsolescence of Company products resulting from technological change, (2) ability to anticipate changes in technology and industry standards in order to successfully develop and introduce new products, (3) dependence on a few customers for a large percentage of sales, (4) dependence on the telecommunications industry to represent a substantial portion of the Company’s total sales, (5) customer demand, (6) material costs and the availability of complementary products, (6) energy costs, (7) integration of acquired businesses, (8) delays in product development, (9) operating leverage, (10) seasonality and fluctuations in operating results and (11) worldwide economic conditions.  Such uncertainties are discussed further in the Company’s annual report/10K and S-1 filed with the Securities and Exchange Commission, which you are encouraged to review in connection with this release.

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Michael Perica	Lasse Glassen
Treasurer	General Information
(951) 719-2600	(310) 854-8313
mperica@channellcorp.com	lglassen@financialrelationsboard.com

— Financial Tables to Follow —

CHANNELL COMMERCIAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(amounts in thousands, except per share data)

	Six months ended June 30,		Three months ended June 30,
	2006	2005	2006	2005
Net sales	$53,626	$63,738	$29,106	$32,360
Cost of goods sold	37,175	43,776	19,612	21,632
Gross profit	16,451	19,962	9,494	10,728

Operating expenses
Selling	9,600	9,907	4,893	5,064
General and administrative	6,178	5,564	2,963	2,675
Research and development	1,198	1,506	610	833
Impairment of goodwill	4,829	—	4,829	—
	21,805	16,977	13,295	8,572

Income (loss) from operations	(5,354)	2,985	(3,801)	2,156

Interest expense, net	286	230	184	123
Income (loss) before income tax expense	(5,640)	2,755	(3,985)	2,033

Income tax expense (benefit)	(278)	926	(260)	711
Net income (loss) before minority interest	(5,362)	1,829	(3,725)	1,322
Minority interest in income (loss) of subsidiaries	(1,420)	126	(1,339)	45
Net income (loss)	$(3,942)	$1,703	$(2,386)	$1,277

Net income (loss) per share
Basic	$(0.41)	$0.18	$(0.25)	$0.13
Diluted	$(0.41)	$0.17	$(0.25)	$0.13

Net income (loss)	$(3,942)	$1,703	$(2,386)	$1,277
Other comprehensive income (loss), net of tax
Foreign currency translation adjustment	(142)	(473)	200	(208)

Comprehensive income (loss)	$(4,084)	$1,230	$(2,186)	$1,069

CHANNELL COMMERCIAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(amounts in thousands)

	June 30, 2006	December 31, 2005(1)
ASSETS
Current assets
Cash and cash equivalents	$3,227	$3,148
Accounts receivable, net of allowance for doubtful accounts of $160 at June 30, 2006 and $396 at December 31, 2005	13,035	8,317
Inventories, net	12,475	11,411
Prepaid expenses and other current assets	993	1,000
Income taxes receivable	955	67
Deferred income taxes, net	953	948
Total current assets	31,638	24,891

Property and equipment, net	17,553	18,929
Goodwill	9,190	13,925
Intangible assets, net	2,053	2,164
Other assets	703	807
Total assets	$61,137	$60,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	12,209	8,677
Short term debt (including maturities of long term debt)	9,925	7,459
Current maturities of capital lease obligations	63	87
Accrued expenses	5,313	5,494
Total current liabilities	27,510	21,717

Capital lease obligations, less current maturities	33	78
Deferred gain on sale leaseback transaction	363	393
Deferred income taxes, net	78	87
Commitments and contingencies, notes 9 and 12	—	—
Minority interest	1,092	2,482

Stockholders’ equity
Preferred stock, par value $.01 per share, authorized - 1,000 shares, none issued and outstanding	—	—
Common stock, par value $.01 per share, authorized - 19,000 shares, issued 9,787 shares at June 30, 2006 and December 31, 2005, outstanding 9,543 shares at June 30, 2006 and December 31, 2005	98	98
Additional paid-in capital	30,936	30,750
Treasury stock - 244 shares in 2006 and 2005	(1,871)	(1,871)
Retained earnings	2,727	6,669
Accumulated other comprehensive income (loss) -
Foreign currency translation	171	313
Total stockholders’ equity	32,061	35,959
Total liabilities and stockholders’ equity	$61,137	$60,716

(1)             Includes reclassification of a trademark intangible asset from goodwill to intangible assets, which resulted in an increase in intangible assets of $687, a decrease in goodwill of $481, and an increase in deferred tax liabilities of $206.

CHANNELL COMMERCIAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(amounts in thousands)

	Six months ended June 30,
	2006	2005

Cash flows from operating activites:
Net income (loss)	$(3,942)	$1,703
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,354	2,306
Stock-based compensation	186	—
(Gain) Loss on disposal of fixed assets	(2)	(6)
Amortization of deferred gain on sale leaseback	(30)	(30)
Impairment of goodwill	4,829	—
Deferred income taxes	—	849
Provision for doubtful accounts	1	48
Provision for inventory obsolescence	—	597
Minority interest in income (loss) of subsidiaries	(1,420)	126
Changes in operating assets and liabilities:
Accounts receivable	(4,488)	(196)
Inventories	(1,020)	(445)
Prepaid expenses and other current assets	8	(193)
Income taxes receivable	(900)	(158)
Other assets	20	179
Accounts payable	3,475	(4,728)
Restructuring liability	—	(91)
Accrued expenses	(209)	184
Net cash provided by (used in) operating activities	(1,138)	145

Cash flows from investing activities:
Purchase of property and equipment	(866)	(2,428)
Proceeds from the sales of property and equipment	42	24
Net cash used in investing actitivites	(824)	(2,404)

Cash flows from financing activites:
Repayment of debt	(1,066)	(963)
Borrowings from credit facilites	3,519	1,286
Repayment of obligations under capital lease	(69)	(18)
Exercise of employee stock options	—	185
Net cash provided by financing activities	2,384	490
Effect of exchange rates on cash	(343)	(80)
Decrease in cash and cash equivalents	79	(1,849)
Cash and cash equivalents, beginning of period	3,148	5,453
Cash and cash equivalents, end of period	$3,227	$3,604
Cash paid during the period for:
Interest	$364	$261
Income taxes	$235	$217
Non-cash investing activities:
Purchases of property and equipment which are included in accounts payable	$46	$—

Reconciliation of GAAP earnings (loss) per diluted share to
non-GAAP pro forma earnings (loss) per diluted share (Unaudited)(1)

	Quarter Ended June 30, 2006	Quarter Ended June 30, 2005
Estimated GAAP earnings (loss) per diluted share	($0.25)	$0.13

Add:
Non-cash Goodwill impairment charge after impact of minority interest	$0.38	n/a
Estimated stock compensation expense under SFAS 123R and intangibles amortization	$0.02	n/a

Subtract:
Net benefit from obsolete inventory utilization	($0.04)	n/a

Estimated non-GAAP earnings per diluted share	$0.11	$0.13

(1)             For the second fiscal quarter of 2005, stock-based compensation expense was not included as Channell Commercial Corp. did not adopt the recognition provisions of SFAS 123.

Reconciliation of GAAP net income (loss) to
non-GAAP pro forma net income (loss) (Unaudited)(1)
(in thousands)

	Quarter Ended June 30, 2006	Quarter Ended June 30, 2005
Estimated GAAP earnings (loss)	($2,386)	$1,277

Add:
Non-cash Goodwill impairment charge after impact of minority interest	$3,622	n/a
Estimated stock compensation expense under SFAS 123R and intangibles amortization	$148	n/a

Subtract:
Net benefit from obsolete inventory utilization	($344)	n/a

Estimated non-GAAP earnings	$1,040	$1,277

(1)             For the second fiscal quarter of 2005, stock-based compensation expense was not included as Channell Commercial Corp. did not adopt the recognition provisions of SFAS 123.

Reconciliation of GAAP earnings per basic share estimate to
non-GAAP pro forma earnings per basic share estimate (Unaudited)

	Third Quarter 2006		Full Year 2006
	Low	High	Low	High
Estimated GAAP earnings per diluted share	$0.06	$0.09	($0.33)	($0.28)

Add:
Non-cash Goodwill impairment charge after impact of minority interest	n/a	n/a	$0.38	$0.38
Estimated stock compensation expense under SFAS 123R and intangibles amortization	$0.01	$0.01	$0.05	$0.05

Subtract:
Net benefit from obsolete inventory utilization	n/a	n/a	($0.04)	($0.04)

Estimated non-GAAP earnings per basic share	$0.07	$0.10	$0.06	$0.11